Exhibit T3B-85

                         AMENDED AND RESTATED BY-LAWS OF
                   OGDEN MARTIN SYSTEMS OF INDIANAPOLIS, INC.

                                    ARTICLE I
                             CERTIFICATES FOR SHARES

         Section 1. Certificates. As provided by law, each holder of shares of the corporation shall be entitled to a certificate signed by the president and attested by the secretary, an assistant secretary or a vice president of the corporation certifying the number of shares owned by such shareholder and such other information as may be required by law. Each such Certificate may be sealed with the seal of the corporation or a facsimile thereof. The form of such certificate shall be prescribed by resolution of the board of directors.

         Section 2. Lost or Destroyed Certificates. If a certificate of any shareholder is lost or destroyed, the board of directors may direct a new certificate be issued to replace such lost or destroyed certificate. Unless waived by the board of directors, the shareholder shall make an affidavit or affirmation of the fact that his certificate is lost or destroyed, shall advertise the same in such manner as the board of directors may require, and shall give the corporation a bond of indemnity in the amount and form which the board of directors may prescribe.

         Section 3. Transfer of Shares. Shares of the corporation shall be transferable only on the books of the corporation upon presentation of the certificate representing the same, endorsed by an appropriate person or persons and accompanied by (1) reasonable assurance that those endorsements are genuine and effective and (2) a request to register such transfer. Transfers of shares shall be otherwise subject to the provisions of Article 8 of the Indiana Uniform Commercial Code, Inc. Code Chapter 26-1-8, as amended.

         Section 4. Recognition of Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner notwithstanding any equitable or other claim to, or interest in, such shares on the part of any other person.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation shall be held each year on such date and at such time as shall be designated by the board of directors, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 2. Special Meetings. Special meetings of the shareholders may be called by the president, by the board of directors, or by shareholders who hold not less than one-fourth of all the outstanding shares which may be voted on the business proposed to be transacted thereat.

         Section 3. Location of Meetings. All meetings of shareholders for the election of directors shall be held in New York, New York, or such other city or state and at such place as may be fixed from time to time by the board of directors. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Indiana as shall be stated in the notice of the meeting or in a duly executed waives of notice thereof.

         Section 4. Notice of Meetings. Written notice stating the place, day and hour of any meeting of shareholders and, in the case of special meetings or when otherwise required by law, the purpose for which any such meeting is called, shall be delivered or mailed by the secretary of the corporation to each shareholder of record entitled to vote at such meeting, at such address as appears upon the records of the corporation and at least ten (10) days before the date of such meeting, on being notified of the place, day and hour thereof by the officers or persons calling the meeting.

         Section 5. Waiver of Notice. Notice of any meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the time and place of the meeting and the purposes thereof. Attendance at any meeting in person, or by proxy when the instrument of proxy sets forth in reasonable detail the purposes of such meeting, shall constitute a waiver of notice of such meeting.

         Section 6. Voting Rights. Each holder of shares of the corporation shall have the voting rights specified in the Articles of Incorporation of the corporation.

         Section 7. Date of Determination of Voting Rights. The board of directors may fix in advance a date as a record date, not exceeding fifty (50) days prior to the date of any meeting of shareholders for the purpose of determining the shareholders entitled to notice of and to vote at such meeting. In the absence of action by the board of directors to fix a record date as herein provided, the record date shall be the fourteenth (14th) day prior to the date of the meeting.

         Section 8. Voting by Proxy. A shareholder entitled to vote at any meeting of shareholders may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact of such shareholder. No proxy shall be voted at any meeting of shareholders unless the same shall be filed with the secretary of the meeting at the commencement thereof. The general proxy of a fiduciary shall be given the same effect as the general proxy of any other shareholder.

         Section 9. Voting Lists. The secretary shall make, at least five (5) days before each meeting of shareholders at which one or more directors are to be elected, a complete list of the shareholders entitled to vote at such election, arranged in alphabetical order, with the address of each and the number of shares held by each, which list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of five (5) days prior to such meeting. The list shall also be produced and kept open at the time and place of election and shall be subject to inspection by any shareholder during the holding of such election. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

         Section 10. Quorum. At any meeting of shareholders, the holders of a majority of the outstanding shares which may be voted on the business to be transacted at such meeting, represented thereat in person or by proxy, shall constitute a quorum, and a majority vote of such quorum shall be necessary for the transaction of any business by the meeting, unless a greater number is required by law, the Articles of Incorporation or these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 11. Action by Consent. Any action required to be taken at a meeting of shareholders, or any action which may be taken at a meeting of shareholders, may be taken without a meeting but with the same effect as a unanimous vote at a meeting, if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all shareholders entitled to vote with respect thereto, and such consent is filed with the minutes of shareholders' proceeding.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. Duties and Qualifications. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors, except as may be otherwise provided by law or the Articles of Incorporation.

         Section 2. Number and Terms of Office. The number of directors shall be not less than three nor more than five. Directors need not be residents of the State of Indiana nor shareholders of the corporation. Directors of the corporation shall be elected at each annual meeting of the shareholders to serve for a term of one (1) year and until removal, resignation or death. If the annual meeting of the shareholders is not held at the time designated in these By-Laws, the directors then In office shall hold over until their successors shall be chosen and qualified.

         Section 3. Vacancies. Any vacancy in the board of directors caused by death, resignation, removal, incapacity or increase in the number of directors may be filled by a majority vote of all the remaining members of the board of directors, although less than a quorum. A director elected to fill a vacancy shall hold office until the next annual or special meeting of shareholders and until his successor shall be elected and qualified.

         Section 4. Annual Meeting. Unless otherwise agreed upon, the board of directors shall meet immediately following the annual meeting of the shareholders, at the place where such meeting of shareholders was held, for the purpose of election of officers of the corporation and consideration of any other business, which may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting.

         Section 5. Other Meetings. Regular meetings of the board of directors may be held pursuant to a resolution of the board to such effect. No notice shall be necessary for any regular meeting. Special meetings of the board of directors may be held upon the call of the president or of any two (2) members of the board and upon twenty-four (24) hours' notice specifying the time, place and general purposes of the meeting, given to each director either personally or by telephone or by mail, telegram or photographic or equivalent reproduction of a writing. Notice of a special meeting may be waived in writing before the time of the meeting, at the time of the meeting, or after the time of the meeting. Attendance at any special meeting shall constitute waiver of notice of such meeting.

         Section 6. Quorum. A majority of the actual number of directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business unless a greater number is required by law, the Articles of Incorporation or these By-Laws, and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law, the Articles of Incorporation, or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 7. Action by Consent. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the board and such consent if filed with the minutes of proceedings of the board.

         Section 8. Committees. The board of directors, by resolution adopted by a majority of the actual number of directors elected and qualified, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, may have and exercise all the authority of the board of directors, except as may otherwise be provided by law or the Articles of Incorporation. Vacancies in the membership of any such committee shall be filled by the board of directors at a regular or special meeting of the board of directors. Each such committee shall keep regular minutes of its proceedings and report the same to the board when required.

         Section 9. Conflicts of Interest. No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, partnership, trust, firm, association or entity in which one or more of the directors of the corporation is a director, officer, partner, shareholder, member, employee, or agent or is financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because the vote(s) of such director or directors is or are counted for such purposes, if:

                  (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested director or directors; or

                  (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent sufficient for the purpose; or

                  (c) The contract or transaction is fair and reasonable to the corporation.

         Such interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction. This section shall not be construed to invalidate any contract or other transaction, which would otherwise be valid under the common and statutory laws applicable thereto.

         Section 10. Presence. A member of the board of directors or of the executive committee or other committee designated by the board may participate in a meeting of the board or executive or other committee of the board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other; and participation by these means constitutes presence in person at the meeting for all purposes under these By-Laws.

                                   ARTICLE IV
                                     OFFICES

         Section 1. Offices and Qualification Therefor. The officers of the corporation shall consist of a president, one (1) or more vice presidents, a secretary, a treasurer and such assistant officers as the board of directors shall designate. Any two (2) or more offices may be held by the same person.

         Section 2. Terms of Office. Each officer of the corporation shall be elected annually by the board of directors and its annual meeting and shall hold office until his successor shall be duly elected and qualified.

         Section 3. Vacancies. Whenever any vacancies shall occur in any of the offices of the corporation for. any reason, the same may be filled by the board of directors at any meeting thereof, and any officer so elected shall hold office until his successor shall be duly elected and qualified.

         Section 4. Removal. Any officer of the corporation may be removed, with or without cause, by the board of directors whenever a majority of such board shall vote in favor of such removal.

         Section 5. Compensation. Each officer of the corporation shall receive such compensation for his service in such office as may be fixed by action of the board of directors, duly recorded.

                                    ARTICLE V
                          POWERS AND DUTIES OF OFFICERS

         Section 1. President. Subject to the general control of the board of directors, the president shall manage and supervise all the affairs and personnel of the corporation and shall discharge all the usual functions of the chief executive officer of a corporation. He shall preside at all meetings of shareholders and directors and shall have such other powers and duties as these By-Laws or the board of directors may prescribe. Shares of other corporations owned by this corporation may be voted by the president or by such proxies as the president shall designate. The president shall have authority to execute, with the secretary, powers of attorney appointing other corporations, partnerships or individuals, the agents of the corporation subject to law, the Articles of Incorporation and these By-Laws.

         Section 2. Vice Presidents. The vice presidents, in the order designated by the board of directors, shall have all the powers of, and perform all the duties incumbent upon, the president during his absence or disability and shall have such other powers and duties as these By-Laws or the board of directors may prescribe.

         Section 3. Secretary. The secretary shall attend all meetings of the shareholders and of the board of directors, and keep or cause to be kept, a true and complete record of the proceedings of such meetings, and shall perform a like duty, when required, for all standing committees appointed by the board of directors. If required, he shall attest the execution by the corporation of deeds, leases, agreements and other official documents. He shall attend to the giving and serving of all notices of the corporation required by these By-Laws, shall have custody of the books (except books of account) and records of the corporation, and in general shall perform all duties pertaining to the office of secretary and such other duties as these By-Laws or the board of directors may prescribe. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other office, to affix the seal of the corporation and to attest the affixing by his signature.

         Section 4. Treasurer. The treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall have charge and custody of, and be responsible for, all funds, notes, securities and other valuables which may from time to time come into the possession of the corporation. He shall deposit, or cause to be deposited, all funds of the corporation with such depositaries as the board of directors shall designate. He shall furnish at meetings of the board of directors, or whenever requested, a statement of the financial condition of the corporation, and in general shall perform all duties pertaining to the office of treasurer and such other duties as these By-Laws or the board of directors may prescribe.

         Section 5. Assistant Officers. The board of directors may from time to time designate and elect assistant officers who shall have such powers and duties as the officers whom they are elected to assist shall specify and delegate to them, and such other powers and duties as these By-Laws or the board of directors may prescribe. An assistant secretary may, in the event of the absence or the disability of the secretary, attest the execution of all documents by the corporation.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 1. Dividends. Subject to the provisions of the Articles of Incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock subject to any provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 2. Checks. All checks or demands for money or notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 3. Corporate Seal. The corporation shall have inscribed on the corporate seal the name of the corporation and the words "Corporate Seal, Indiana." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

         Section 4. Execution of Contracts and Other Documents. Unless otherwise ordered by the board of directors, all written contracts and other documents entered into by the corporation shall be executed on behalf of the corporation by the president or a vice president, and, if required, attested by the secretary or an assistant secretary.

         Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                   ARTICLE VII
                                   AMENDMENTS

         Section 1. These By-Laws may be altered, amended or repealed or new by-laws may be adopted (a) at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or appeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.

                                                                  Exhibit T3B-85

                   OGDEN MARTIN SYSTEMS OF INDIANAPOLIS, INC.

                     Action by Unanimous Consent in Writing
                            of the Board of Directors

                                 January 9, 1987

         The undersigned, constituting the entire Board of Directors of Ogden Martin Systems of Indianapolis, Inc., an Indiana corporation (the "Company"), by unanimous consent in writing pursuant to the authority of Section 23-1-2-11(i) of the Indiana General Corporation Act, without the formality of convening a meeting, do hereby severally and collectively consent to the following action by the Corporation:

         RESOLVED, that Section 1 of Article II of the By-laws of the Company be and hereby is amended to provide as follows:

                  "Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation shall be held each year on the third Thursday of each May or at such other time as shall be designated by the board of directors, at which they will elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting."

         and it is further

         RESOLVED, that the first sentence of Section 2 of Article III of the By-laws of the Company be and hereby are amended to provide as follows:

                    "The number of directors shall be five."

  /s/ Donald A. Krenz                                 /s/ Robert E. Curry, Jr.
------------------------                              --------------------------
DONALD A. KRENZ                                       ROBERT E. CURRY, JR.

  /s/ Salvatore S. Ferrara                            /s/ James M. Russo
------------------------------                        --------------------------
SALVATORE s. FERRARA                                  JAMES M. RUSSO

                            /s/ David L. Sokol
                            -------------------
                              DAVID L. SOKOL

                                                                  Exhibit T3B-85

                   OGDEN MARTIN SYSTEMS OF INDIANAPOLIS, INC.

                     Action by Unanimous Consent in Writing
           of the Sole Shareholder in Lieu of the 1987 Annual Meeting

                                January 19, 1987

         The undersigned, constituting the holder of all the outstanding shares of stock of Ogden Martin Systems of Indianapolis, Inc., an Indiana corporation, by unanimous consent in writing pursuant to the authority of Section 23-1-2-9(p) of the Indiana General Corporation Act, without the formality of convening a meeting, does hereby consent to the following action by the Corporation:

         RESOLVED, that the appropriate section of this Corporation's By-Laws be and is hereby amended to change the number of Directors to "4";

         and it is further

         RESOLVED, that the following persons be and are hereby elected Directors of this Corporation to serve until the next annual meeting of shareholders and their successors are duly elected and qualified to serve:

                                      David L. Sokol
                                      Albert O. Cornelison, Jr.
                                      Robert M. DiGia
                                      Salvatore S. Ferrara

         and it is further

         RESOLVED, that the officers of this Corporation and each of them be and they hereby are authorized to execute and deliver all documents and take all actions which in their opinion are necessary or desirable to expand or implement the foregoing resolutions.

                                               OGDEN MARTIN SYSTEMS, INC.

                                               By:    /s/ J. L. Effinger
                                                   -----------------------------
                                                   J. L. Effinger, Assistant
                                                   Secretary

                                                                  Exhibit T3B-85

                   OGDEN MARTIN SYSTEMS OF INDIANAPOLIS, INC.

                     Action by Unanimous Consent in Writing
           of the Sole Shareholder in Lieu of the 1988 Annual Meeting

                                 August 1, 1988

         The undersigned, constituting the holder of all the outstanding shares of stock of Ogden Martin Systems of Indianapolis, Inc., an Indiana corporation, by unanimous consent in writing pursuant to the authority of Section 23-1-2-9(p) of the Indiana General Corporation Act, without the formality of convening a meeting, does hereby consent to the following action by the Corporation:

         RESOLVED, that the appropriate section of this Corporation's by-laws be amended, so that the number of directors of this Corporation as it appears in said by-laws shall be "five"; and it is further

         RESOLVED, that the following persons be and are hereby elected Directors of this Corporation to serve until the next annual meeting of shareholders and their successors are duly elected and qualified to serve:

                           Ralph E. Ablon
                           Robert M. DiGia
                           Scott G. Mackin
                           Maria P. Monet
                           David L. Sokol

         and it is further

         RESOLVED, that the officers of this Corporation and each of them be and they hereby are authorized to execute and deliver all documents and take all actions which in their opinion are necessary or desirable to expand or implement the foregoing resolutions.

                                               OGDEN MARTIN SYSTEMS, INC.

                                               By:    /s/ J. L. Effinger
                                                   -----------------------------
                                                   J. L. Effinger, Assistant
                                                   Secretary

                                                                  Exhibit T3B-85

                    Action by Unanimous Consent in Writing of
             of Sole Shareholder in Lieu of the 1990 Annual Meeting

                                  May 25, 1990

         The undersigned, constituting the holder of all the outstanding shares of the corporations listed on Exhibits A, B, and C attached hereto (collectively, the "Corporations"), by unanimous consent in writing without the formality of convening a meeting, pursuant to the authority of the appropriate laws of the respective states of incorporation of the Corporations, does hereby consent to the following actions by the Corporations:

         RESOLVED, that effective as of this date, the appropriate section of the by-laws of the corporation listed on Exhibit A hereto be amended to change the number of directors of such corporation to "not less than three nor more than five"; and it is further

         RESOLVED, that effective as of this date, the appropriate section of the by-laws of each of the corporations listed on Exhibit B hereto be amended to change the number of directors of each corporation to "three"; and it is further

         RESOLVED, that effective as of this date, the following persons be and are hereby elected Directors of each of the corporations listed on Exhibit C hereto to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified to serve:

                                            Ralph E. Ablon
                                            Scott G. Mackin
                                            David L. Sokol

         and it is further

         RESOLVED, that the officers of the Corporations and each of them be and they hereby are authorized to execute and deliver all documents and take all actions which in their opinion are necessary or desirable to expand or implement the foregoing resolutions.

                                           OGDEN MARTIN SYSTEMS, INC.

                                           By: /s/ Scott C. Mackin
                                               ---------------------------------
                                               Scott C. Mackin
                                               First Executive Vice
                                               President

                                    EXHIBIT A

Ogden Martin Systems of Indianapolis, Inc.

                                    EXHIBIT B

Ogden Martin Systems of Haverhill, Inc.
Ogden Haverhill Properties, Inc.
Ogden Martin Systems of Huntsville, Inc.
NRG/Recovery Group, Inc.
Ogden Martin Systems of Lee, Inc.
Ogden Martin Systems of Onondaga, Inc.
Ogden Martin Systems of Pasco, Inc.
Ogden Martin Systems of Rhode Island, Inc.
Ogden Martin Systems of San Bernardino, Inc.
Ogden Martin Systems of San Diego, Inc.
Ogden Martin Systems of Snohomish, Inc.
Ogden Martin Systems of Stanislaus, Inc.
OMS Equity of Stanislaus, Inc.

                                    EXHIBIT C

Ogden Marion Land Corp.
Ogden Martin Systems of Alexandria/Arlington, Inc.
OMS Equity of Alexandria/Arlington, Inc.
Ogden Martin Systems of Atlantic, Inc.
Ogden Martin Systems of Babylon, Inc.
Ogden Martin Systems of Berks, Inc.
Ogden Martin Systems of Bristol, Inc.
Ogden Martin Systems of Eastern/Central Connecticut, Inc.
Ogden Martin Systems of Fairfax, Inc.
Ogden Martin Systems of Ford Heights, Inc.
Ogden Martin Systems of Haverhill, Inc.
Ogden Haverhill Properties, Inc.
Ogden Martin Systems of Hillsborough, Inc.
Ogden Martin Systems of Hudson, Inc.
Ogden Martin Systems of Huntington, Inc.
Ogden Martin Systems of Huntington Resource Recovery One Corp. Ogden Martin Systems of Huntington Resource Recovery Two Corp. Ogden Martin Systems of Huntington Resource Recovery Three Corp. Ogden Martin Systems of Huntington Resource Recovery Four Corp. Ogden Martin Systems of Huntington Resource Recovery Five Corp. Ogden Martin Systems of Huntsville, Inc.
Ogden Martin Systems of Indianapolis, Inc.
Ogden Martin Systems of Kent, Inc.
Ogden Martin Systems of Knox, Inc.
NRG/Recovery Group, Inc.
Ogden Martin Systems of Lancaster, Inc.
Ogden Martin Systems of Lee, Inc.
Ogden Martin Systems of L.A., Inc.
Ogden Martin Systems of Marion, Inc.
Ogden Martin Systems of Monmouth, Inc.
Ogden Martin Systems of Montgomery, Inc.
Ogden Martin Systems of Morris, Inc.
Ogden Martin Systems of Oakland, Inc.
Ogden Martin Systems of Onondaga, Inc.
Ogden Martin Systems of Oyster Bay, Inc.
Ogden Martin Systems of Pasco, Inc.
Ogden Martin Systems of Pennsauken, Inc.
Ogden Martin Systems of Rhode Island, Inc.
Ogden Martin Systems of San Bernardino, Inc.
Ogden Martin Systems of San Diego, Inc.
Ogden Martin Systems of Sharyn, Inc.
Ogden Martin Systems of Snohomish, Inc.
Ogden Martin Systems of Stanislaus, Inc.
OMS Equity of Stanislaus, Inc.
Ogden Martin Systems of Tulsa, Inc.
Ogden Martin Systems of Union, Inc.

                     Action by Unanimous Consent in Writing
                            of the Board of Directors

                                November 1, 1990

         The undersigned, constituting the entire Board of Directors of the corporations listed on Exhibits A, B, C and D attached hereto (collectively, the "Corporations"), by unanimous consent in writing without the formality of convening a meeting, pursuant to the authority of the appropriate laws of the respective states of incorporation of the Corporations, do hereby severally and collectively consent to the following action by the Corporations:

         RESOLVED, that effective as of this date, the appropriate sections of the by-laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended to provide as follows:

         "The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board and Chief Executive Officer, one or more Presidents and Chief Operating Officers, a Vice President, a Secretary and a Treasurer. The Board may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers."

and it is further

         RESOLVED, that effective as of this date, the by -- laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended to provide for a section pertaining to the office of Chairman of the Board and Chief Executive Officer, which section shall be and read in its entirety as follows:

         "THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

         The Chairman of the Board and Chief Executive Officer shall preside at all meetings of the Board and of the stockholders and shall be the chief executive officer of the Corporation. Subject to the control of the Board, he shall have general supervision over the business of the Corporation and shall have such powers and duties as chief executive officers of corporations usually have or as the Board assigns to him."

and it is further

         RESOLVED, that effective as of this date, the by-laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended so that the section pertaining to the President shall be and read in its entirety as follows:

         "THE PRESIDENT AND CHIEF OPERATING OFFICER

         The President and Chief Operating Officer shall, subject, to the control of the Board, have general supervision over the operations of the corporation and shall have such other powers and duties as chief operating officers of corporations usually have or as the Board assigns to him."

and it is further

         RESOLVED, that effective as of this date, R. Richard Ablon be and hereby is elected Chairman of the Board and Chief Executive Officer of the corporations listed on Exhibits A and B hereto; and it is further

         RESOLVED, that effective as of this date, Scott G. Mackin and Bruce W. Stone be and hereby are elected Co-Presidents and Co-Chief Operating Officers of the corporations listed on Exhibits A, B and C hereto; and it is further

         RESOLVED, that effective as of this date, Patricia M. Collins be and hereby is elected Secretary of the corporations listed on Exhibits A and C hereto; and it is further

         RESOLVED, that effective as of this date, Louis D. Montresor be and hereby is elected Secretary of the corporations listed on Exhibit B hereto; and it is further

         RESOLVED, that effective as of this date, J. L. Effinger be and hereby is elected Assistant Secretary of the corporations listed on Exhibit A, B and D hereto; and it is further

         RESOLVED, that the officers of the Corporations and each of them be and they hereby are authorized to execute and deliver all documents arid take all actions which in their opinion are necessary or desirable to expand or implement the foregoing resolutions

/s/ R. Richard Ablon                                     /s/ Scott G. Mackin
-----------------------                                  -----------------------

R. Richard Ablon Scott G. Mackin

                               /s/ Bruce W. Stone
                             ------------------------
                             Bruce W. Stone

                                    EXHIBIT A

Ogden Land Management, Inc.
Ogden Land Management of Warren, Inc.
Ogden Projects of Haverhill, Inc.
Ogden Projects of Rutland, Inc.
Ogden Wallingford Associates, Inc.
OPW Associates, Inc.
Ogden Marion Land Corp.
Ogden Martin Systems of Bristol, Inc.
Ogden Martin Systems of Eastern/Central Connecticut, Inc.
Ogden Martin Systems of Fairfax, Inc.
Ogden Martin Systems of Haverhill, Inc.
Haverhill Power, Inc.
LMI, Inc.
Ogden Omega Lease, Inc.
Ogden Haverhill Properties, Inc.
Ogden Martin Systems of Huntington, Inc.
Ogden Martin Systems of Huntington Resource Recovery One Corp. Ogden Martin Systems of Huntington Resource Recovery Two Corp. Ogden Martin Systems of Huntington Resource Recovery Three Corp. Ogden Martin Systems of Huntington Resource Recovery Four Corp. Ogden Martin Systems of Huntington Resource Recovery Five Corp. Ogden Martin Systems of Huntsville, Inc.
Ogden Martin Systems of Kent, Inc.
Ogden Martin Systems of Knox, Inc.
Ogden Martin Systems of L.A., Inc.
Ogden Martin Systems of Marion, Inc.
Ogden Martin Systems of Monmouth, Inc.
Ogden Martin Systems of Montgomery, Inc.
Ogden Martin Systems of Oakland, Inc.
Ogden Martin Systems of Oyster Bay, Inc.
Ogden Martin Systems of Pennsauken, Inc.
Ogden Martin Systems of Snohomish, Inc.
Ogden Martin Systems of Tulsa, Inc.
Ogden Recycling Systems, Inc.
Ogden Recycling Systems of Fairfax, Inc.
Ogden Recycling Systems of Indianapolis, Inc.

                                    EXHIBIT B

Clarion Disposal Services, Inc.
Ogden Projects of Campo, Inc.
Ogden Projects of Jacksonville, Inc.
Ogden Martin Systems of Alexandria/Arlington, Inc.
OMS Equity of Alexandria/Arlington, Inc.
Ogden Martin Systems of Atlantic, Inc.
Ogden Martin Systems of Babylon, Inc.
Ogden Martin Systems of Berks, Inc.
Ogden Martin Systems of Ford Heights, Inc.
Ogden Martin Systems of Hillsborough, Inc.
Ogden Martin Systems of Indianapolis, Inc.
NRG/Recovery Group, Inc.
Ogden Martin Systems of Lancaster, Inc
Ogden Martin Systems of Lee, Inc.
Ogden Martin Systems of Morris, Inc.
Ogden Martin Systems of Onondaga, Inc.
Ogden Martin Systems of Pasco, Inc.
Ogden Martin Systems of Rhode Island, Inc.
Ogden Martin Systems of San Bernardino, Inc.
Ogden Martin Systems of San Diego, Inc.
Ogden Martin Systems of Sharyn, Inc.
Ogden Martin Systems of Stanislaus, Inc.
OMS Equity of Stanislaus, Inc.

                                    EXHIBIT C

Ogden Martin Systems of Hudson, Inc.
Ogden Martin Systems of Union, Inc.

                                    EXHIBIT D

Ogden Acquisition Company
Ogden Environmental Services, Inc.
Ogden Environmental Services of Houston, Inc.